UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

August 24, 2010

GOLDEN SPIRIT ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated) (Commission File No.)   (I.R.S Employer Identification No.)

                                     1802 Goya Street, Jonquiere, Quebec                               G7Z 1C3

                  (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2010, the Company signed an agreement for the acquisition of all assets pertaining to Terralene Fuels. Under the terms of the agreement, the Company will issue 7,000,000 restricted common shares to Global Terralene Inc. in two phases. In addition, the Company will appoint Don Gress, President of Global Terralene, to the Board of Directors of Golden Spirit on the closing date of the agreement.

Terralene Fuel is a patented fuel alternative formulation that is the equivalent of 87 octane regular gasoline and utilizes renewable energy sources in 45% of its composition. Terralene’s unique fuel reduces greenhouse gas and other environmental damaging emissions and can be easily integrated into the existing fuel infrastructure.

Additional information is available about Terralene Fuels at www.terralenefuels.com.

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

10.01

    Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Enterprises Ltd.

/s/: Jaclyn Cruz

DATED:  August 27, 2009

By: Jaclyn Cruz, President